EXHIBIT 24

POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2019

        KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of the Federal Home Loan Bank of Indianapolis (the "Company") hereby constitutes and appoints Cindy L. Konich (Principal Executive Officer), Gregory L. Teare (Principal Financial Officer) and K. Lowell Short, Jr. (Principal Accounting Officer), or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report"), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2019 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2019 Annual Report, including any amendments or supplements thereto; and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        This power of attorney will be governed by and construed in accordance with the laws of the State of Indiana. This power of attorney will remain in effect until revoked in writing by a resolution of the Company's Board of Directors. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 24th day of January, 2020.

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

/s/ DAN L. MOORE
Dan L. Moore, Chair

/s/ JAMES L. LOGUE III
James L. Logue III, Vice Chair

/s/ BRIAN D.J. BOIKE
Brian D.J. Boike

/s/ JONATHAN P. BRADFORD
Jonathan P. Bradford

/s/ RONALD BROWN
Ronald Brown

/s/ CHARLOTTE C. DECKER
Charlotte C. Decker

/s/ ROBERT M. FISHER
Robert M. Fisher

/s/ KAREN F. GREGERSON
Karen F. Gregerson

/s/ MICHAEL J. HANNIGAN, JR.
Michael J. Hannigan, Jr.

/s/ JEFFREY G. JACKSON
Jeffrey G. Jackson

/s/ CARL E. LIEDHOLM
Carl E. Liedholm

/s/ ROBERT D. LONG
Robert D. Long

/s/ MICHAEL J. MANICA
Michael J. Manica

/s/ LARRY W. MYERS
Larry W. Myers

/s/ CHRISTINE COADY NARAYANAN
Christine Coady Narayanan

/s/ LARRY A. SWANK
Larry A. Swank

/s/ RYAN M. WARNER
Ryan M. Warner

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